Exhibit 99.1

Informa TechTarget

November 6, 2026

Informa TechTarget Reports Third Quarter 2026 Results

Continuing Strategic and Product Progress

2026 Full-Year Guidance Updated

Newton, MA, November 6, 2026 – TechTarget, Inc. (Nasdaq: TTGT), (“Informa TechTarget” or the “Company”), an indispensable partner for B2B intelligence, media and marketing solutions, reports financial results for the third quarter ended September 30, 2026.

Gary Nugent, Chief Executive Officer, Informa TechTarget, said:

“We are operating with discipline in a market that continues to be shaped by macro volatility and AI investment. We continue to strengthen our product offering and sharpen our go-to-market strategy, focusing resources where we see the greatest opportunity to create value.”

He added: “We remain confident in our strategy and the opportunity created by our unique combination of trusted brands, market expertise, proprietary data and our ability to leverage the power of AI in the value we deliver to customers.”

Business Highlights

•
Financial Performance: Revenues in Q3 grew by 2.6% over Q2 to $119.2 million, reflecting continuing sequential progress in what remains a subdued market. This represented 2.5% lower revenues than the same period in the prior year (Q3 2025: $122.3 million). Revenues for the first nine months of 2026 were modestly lower (-1.4%) compared to 2025. Net loss narrowed to $18.2 million (net loss margin 15.2%) for Q3 2026 from $76.8 million in Q3 2025 (net loss margin 62.8%);
•
Trust and Authority: We continue to invest in proprietary data, first-party intent and audience intelligence. In Q3, this included the completion of our brand refresh, alongside the re-platforming and future proofing of the editorial and audience development strategy of TechTarget.com;
•
Product Innovation: We remain committed to developing our product set to enhance customer value. In Q3, we launched Buyer Intelligence, combining proprietary first-party intent data, audience intelligence and AI-powered insights to help customers identify buying groups, understand needs and prioritize opportunities; Further, our Model Context Protocol (MCP) integration framework activates our proprietary intent and audience intelligence within our customers' AI workflows and environments;
•
Commercial Execution: We continue to focus our go-to-market efforts on our largest clients and most attractive markets. This is delivering strong results from this customer group and, more broadly, our investment in marketing, sales development and AI-enablement is driving strong momentum in our new business pipeline, even if conversion rates continue to be impacted by wider macro uncertainty;
•
Balance Sheet Strength: Cash and cash equivalents were $35.3 million at September 30, 2026, with $120.1 million drawn under the Company’s $250 million unsecured five-year revolving credit facility which resulted in net debt of $84.8 million, representing approximately 1x trailing 12-month Adjusted EBITDA;
•
Updated 2026 Outlook: Macro volatility and our customers’ continuing prioritization of AI development over marketing investment means we now expect full-year 2026 revenues to be modestly lower than prior year. This is expected to translate through to an updated full-year 2026 Adjusted EBITDA(1) range of $80 million to $85 million.

Financial Summary

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
($ in thousands)	2026	2025	% Change	2026	2025	% Change
Revenues
Brand to Demand	$87,756	$90,043	(2.5)%	$248,813	$249,194	(0.2)%
Intelligence & Advisory	$31,466	$32,243	(2.4)%	$92,605	$96,922	(4.5)%
Total revenues	$119,222	$122,286	(2.5)%	$341,418	$346,116	(1.4)%
Net loss	$(18,159)	$(76,778)	n.m.	$(110,675)	$(998,828)	n.m.
Net loss margin	(15.2)%	(62.8)%	n.m.	(32.4)%	(288.6)%	n.m.
Adjusted EBITDA(1)	$18,560	$22,606	(17.9)%	$40,973	$45,692	(10.3)%
Adjusted EBITDA margin (%)(1)	15.6%	18.5%	(2.9)%	12.0%	13.2%	(1.2)%

(1) Denotes a non-GAAP financial measure. See Non-GAAP Financial Measures below for explanations of these measures and reconciliations to comparable GAAP measures, and see Updated 2026 Outlook below for additional information on our forward-looking non-GAAP financial measures.

Third Quarter and Year-to-Date Financial Results

Third quarter revenues were $119.2 million, 2.5% lower than the prior-year period of $122.3 million. Within this, Brand to Demand revenues were $87.8 million, 2.5% lower year-over-year, primarily reflecting lower Intent Data revenue and the timing of customer campaign activity, particularly within international markets. Intelligence & Advisory revenues were $31.5 million, 2.4% lower year-over-year, with growth in subscription revenues offset by lower advisory revenues. For the first nine months of 2026, Group revenues were $341.4 million, modestly lower than the prior-year period at $346.1 million.

Net loss in the third quarter narrowed to $18.2 million, or a net loss margin of 15.2%, compared with $76.8 million, or a net loss margin of 62.8%, in the prior-year period. For the first nine months of 2026, net loss narrowed to $110.7 million, or a net loss margin of 32.4%, compared with $998.8 million, or a net loss margin of 288.6%, in the prior-year period, primarily reflecting substantially lower non-cash goodwill impairment charges and the absence of restructuring expenses in the third quarter of 2026.

For the third quarter of 2026, Adjusted EBITDA was $18.6 million, compared with $22.6 million in the prior-year period, and the Adjusted EBITDA margin was 15.6%, compared with 18.5%, with the year-over-year change predominantly reflecting lower revenues and cost inflation, partly offset by structural cost savings and synergies. For the first nine months of 2026, Adjusted EBITDA was $41.0 million, compared with $45.7 million in the prior-year period, and Adjusted EBITDA margin was 12.0%, compared with 13.2%.

The balance sheet included $35.3 million in cash and cash equivalents at September 30, 2026. The Company had $120.1 million drawn under its $250 million unsecured five-year revolving credit facility, leaving $129.9 million available.

Updated 2026 Outlook

For the fourth quarter of the year, the Company expects a strong seasonal sequential improvement in revenues and profitability, supported by our annual live events schedule across EMEA, the Americas and APAC. For the full year, despite a strong and growing pipeline of opportunities, ongoing macro volatility and the continuing prioritization of AI development over marketing investment by our customers means we expect full-year 2026 revenues to be modestly lower than the prior year. This is expected to translate through to a full-year 2026 Adjusted EBITDA range of $80 million to $85 million.

The Company’s financial outlook statements are based on current expectations. The preceding statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “forward-looking statements” below. The Company has not reconciled its Adjusted EBITDA outlook to GAAP net income (loss) due to the uncertainty and variability of earnings before net interest, income taxes, depreciation and amortization, as further adjusted to exclude stock-based compensation, other income and expenses such as asset impairment and impairment related to goodwill, costs related to mergers, acquisitions or reduction in forces expenses, and foreign exchange gains or losses, if any, which are reconciling items between Adjusted EBITDA and GAAP net income (loss). Because the Company cannot reasonably predict such items, a reconciliation to forecasted GAAP net income (loss) is not available without unreasonable effort. Such items could have a significant impact on the calculation of GAAP net income (loss). For more information, see “Non-GAAP Financial Measures and Key Business Metrics” below.

Conference Call and Webcast

The Company will discuss these financial results in a conference call and webcast on Friday, November 6, 2026 at 8:30 AM (Eastern Time) which will include brief remarks by management followed by questions and answers.

Those wishing to participate via the webcast should access the call through Informa TechTarget’s investor relations website at investor.informatechtarget.com. Those wishing to participate via telephone may dial in at 1-877-407-6184 (USA) or 1-201-389-0877 (International).

The webcast replay will be available through Informa TechTarget’s investor relations website.

Contacts
Dan Noreck, Chief Financial Officer	investor@informatechtarget.com
Garrett Mann, Corporate Communications	garrett.mann@informatechtarget.com

About Informa TechTarget

Informa TechTarget informs, influences and connects the world's technology buyers and sellers, and aims to be an indispensable partner in driving clients’ go-to-market success. With a vast reach of over 220 highly targeted technology-specific digital properties and approximately 59 million permissioned first-party audience members, Informa TechTarget has a unique understanding of and insight into the technology market.

As a leading provider of market intelligence, industry journalism, brand and demand marketing solutions, content strategy and creation, and exclusive buyer intent data, we deliver expert-led, data-driven, and digitally enabled services that create significant impact and measurable outcomes for our clients. All of this is underpinned by a unique audience data ecosystem and fueled by buyer insights and expertise.

Informa TechTarget is headquartered in Newton, MA and has offices in 19 global locations. For more information, visit informatechtarget.com and follow us on LinkedIn

© 2026 TechTarget, Inc. d/b/a Informa TechTarget. All rights reserved. All trademarks are the property of their respective owners.

Non-GAAP Financial Measures and Key Business Metrics

This release and the accompanying tables include a discussion of Adjusted EBITDA, Adjusted EBITDA Margin, Net Loss Margin, Adjusted Free Cash Flow, Free Cash Flow, Net Debt and Segment Operating Income, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with GAAP.

“Adjusted EBITDA” means earnings before net interest, income taxes, depreciation and amortization, as further adjusted to exclude stock-based compensation, other income and expenses such as asset impairment and impairment related to goodwill, costs related to mergers, acquisitions or reduction in forces expenses, and foreign exchange gains or losses, if any. As of the third quarter 2025, we have revised our Adjusted EBITDA calculation to exclude the effects of foreign exchange gains and losses, if any, and we have recast comparative prior period amounts accordingly.

“Adjusted EBITDA Margin” means Adjusted EBITDA divided by Revenues.

“Adjusted Free Cash Flow” means the change in net cash provided by (used in) operating activities less capital expenditures, further adjusted to add back restructuring costs (not including stock-based compensation costs), costs related to acquisitions of businesses, net of cash required, and expenses related to acquisition and integration costs.

“Free Cash Flow” means the change in net cash provided by (used in) operating activities less capital expenditures.

“Net Debt” at a period end means cash, cash equivalents and short-term investments less financial debt obligations including related party revolving lines of credit.

“Total Segment Operating Income” means the total income generated from each of the segments less costs attributable to the segments prior to allocating corporate level expenses, interest, and taxes.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definitions of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Free Cash Flow, Free Cash Flow, Net Debt and Segment Operating Income, may not be comparable to the definitions as reported by other companies. We believe that these measures provide relevant and useful information to enable us and investors to compare our operating performance, and financial position in the case of net debt, using an additional measurement. We use these measures in our internal management reporting and planning process as primary measures to evaluate the operating performance of our business, as well as potential acquisitions.

The components of Adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. Adjusted EBITDA is also used in presentations to our Board of Directors. Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables, except that full reconciliations of certain forward-looking non-GAAP measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of certain significant items. These items include, but are not limited to, acquisition and integration costs, amortization of intangible assets, restructuring and other expenses, asset impairment, and the income tax effect of these items. These items are uncertain, depend on various factors, including, but not limited to, our acquisition of Former TechTarget and could have a material impact on GAAP reported results for the relevant period.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 as amended (the “Exchange Act”). All statements, other than historical facts, are forward-looking statements, including: statements regarding the expected benefits of the transactions consummated on December 2, 2024 (the “Closing Date”) pursuant to the Agreement and Plan of Merger, dated as of January 10, 2024, among TechTarget Holdings Inc. (formerly known as TechTarget, Inc. (“Former TechTarget”)), Informa TechTarget, Toro Acquisition Sub, LLC, Informa PLC, Informa US Holdings Limited, and Informa Intrepid Holdings Inc. (the “Transactions”), such as improved operations, enhanced revenues and cash flow, synergies, growth potential, market profile, business plans, expanded portfolio and financial strength; our expectations surrounding the Transactions and our ability to grow our business and bolster our financial position; our expected contractual obligations and capital expenditures; our future results of operations and financial position; industry and business trends; the impact of market conditions and other macroeconomic factors on our business, financial condition and results of operations and guidance for 2026; our future business strategy, plans, market growth and our objectives for future operations; the effectiveness of our restructuring and workforce reduction program; the continued remediation of material weaknesses in our internal control over financial reporting; and our competitive market position within our industry. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “plan,” “could,” “would,” “project,” “predict,” “continue,” “target,” or the negatives of these words or other similar terms or expressions that concern Informa TechTarget’s expectations, strategy, priorities, plans, or intentions. Forward-looking statements are based upon current plans, estimates, and expectations that are subject to risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. We can give no assurance that such plans, estimates, or expectations will be achieved, and therefore, actual results may differ materially from any plans, estimates, or expectations in such forward-looking statements.

Important factors that could cause actual results to differ materially from such plans, estimates, or expectations include, among others: unexpected costs, charges, or expenses resulting from the Transactions; uncertainty regarding the expected financial performance of Informa TechTarget; failure to realize the anticipated benefits of the Transactions, including as a result of integrating the Informa Tech Digital Businesses with the business of Former TechTarget; the ability of Informa TechTarget to implement its business strategy; difficulties and delays in Informa TechTarget achieving revenue and cost synergies; evolving legal, regulatory, and tax regimes; changes in economic, financial, political, and regulatory conditions, in the United States and elsewhere, and other factors that contribute to uncertainty and volatility such as inflationary pressures and geopolitical tensions including war; natural and man-made disasters, civil unrest, pandemics, geopolitical uncertainty and conflicts, and conditions that may result from legislative, regulatory, trade, and policy changes associated with the current or subsequent U.S. administrations; Informa TechTarget’s ability to meet expectations regarding the accounting and tax treatments of the Transactions; market acceptance of Informa TechTarget’s products and services, including changes in customer spending priorities that can affect demand; the impact of pandemics and future health epidemics and any related economic downturns on Informa TechTarget and the markets in which it and its customers operate; changes in economic or regulatory conditions or other trends affecting the internet, internet advertising and information technology industries; data privacy and artificial intelligence laws, rules, and regulations; the impact of foreign currency exchange rates; certain macroeconomic factors facing the global economy, including disruptions in the capital markets, economic sanctions and economic slowdowns or recessions, tariffs and trade disputes, rising inflation and interest rate fluctuations on the operating results of Informa TechTarget; and other matters included in Risk Factors of Informa TechTarget’s Form 10-K for fiscal year 2025 (filed with the United States Securities and Exchange Commission (the “SEC”) on March 11, 2026) and other documents filed by Informa TechTarget from time to time with the SEC. This summary of risks and uncertainties should not be considered to be a complete statement of all potential risks and uncertainties that may affect Informa TechTarget. Other factors may affect the accuracy and reliability of forward-looking statements. We caution you not to place undue reliance on any of these forward-looking statements as they are not guarantees of future performance or outcomes. Actual performance and outcomes, including, without limitation, Informa TechTarget’s actual results of operations, financial condition and liquidity, may differ materially from those made in or suggested by the forward-looking statements contained in this press release.

Any forward-looking statements speak only as of the date of this press release. None of Informa TechTarget, its affiliates, advisors or representatives, undertake any obligation to update any forward-looking statements, whether as a result of new information or developments, future events, or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

TechTarget, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$35,293	$40,626
Accounts receivable, net of allowance for credit losses of $1,526 and $1,168, respectively	80,343	83,819
Related party receivables	1,164	4,019
Prepaid taxes	11,492	11,329
Prepaid expenses and other current assets	15,242	15,592
Total current assets	143,534	155,385
Non-current assets:
Property and equipment, net	2,795	2,299
Goodwill	1,183	45,550
Intangible assets, net	663,962	725,525
Operating lease right-of-use assets	15,228	3,178
Deferred tax assets	3,483	3,360
Other non-current assets	1,458	2,011
Total non-current assets	688,109	781,923
Total assets	$831,643	$937,308
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$14,674	$21,160
Related party payables	4,256	5,671
Contract liabilities	61,998	50,526
Operating lease liabilities	2,100	3,112
Accrued expenses and other current liabilities	16,659	22,572
Accrued compensation expenses	16,932	19,037
Income taxes payable	3,406	4,349
Contingent consideration	733	190
Total current liabilities	120,758	126,617
Non-current liabilities:
Operating lease liabilities	8,785	1,426
Other liabilities	5,685	6,008
Related party long-term debt	120,091	106,714
Deferred tax liabilities	84,125	100,664
Contingent consideration	532	1,260
Total non-current liabilities	219,218	216,072
Total liabilities	$339,976	$342,689
Stockholders’ equity:
Common stock, $0.001 par value; 250,000,000 shares authorized; 72,830,090 shares issued and 72,792,606 shares outstanding at September 30, 2026; 72,308,235 shares issued and 72,291,454 shares outstanding at December 31, 2025	73	72
Treasury stock, at cost; 37,484 and 16,781 shares at September 30, 2026 and December 31, 2025, respectively	(725)	(689)
Additional paid-in capital	1,654,872	1,647,840
Accumulated deficit	(1,194,918)	(1,084,243)
Accumulated other comprehensive income	32,365	31,639
Total stockholders’ equity	491,667	594,619
Total liabilities and stockholders’ equity	$831,643	$937,308

TechTarget, Inc.

Unaudited Condensed Consolidated Statements of Income (Loss) and Comprehensive Income (Loss)

(in thousands, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues[1]	$119,222	$122,286	$341,418	$346,116
Cost of revenues[1,2]	(51,443)	(47,350)	(151,134)	(142,674)
Gross profit	67,779	74,936	190,284	203,442
Operating expenses:
Selling and marketing[2]	30,896	35,829	93,995	106,202
General and administrative[1,2]	21,614	21,039	62,343	64,244
Product development[2]	2,493	2,894	9,512	8,279
Depreciation	277	529	1,410	1,592
Amortization, excluding amortization of $3,299, $4,131, $9,621, and $9,554 included in cost of revenues	22,304	21,631	66,860	67,817
Impairment of goodwill	-	80,252	45,006	921,600
Restructuring expense (income)[2]	-	12,412	(382)	12,412
Acquisition and integration costs[1]	5,418	8,204	29,766	32,343
Remeasurement of contingent consideration	-	-	36	-
Total operating expenses	83,002	182,790	308,546	1,214,489
Operating loss	(15,223)	(107,854)	(118,262)	(1,011,047)
Related party interest expense	(2,046)	(2,439)	(6,346)	(7,067)
Interest income (expense), net	(30)	26	3	914
Other income (expense), net[1]	(373)	525	1,048	(7,791)
Loss before provision for income taxes	(17,672)	(109,742)	(123,557)	(1,024,991)
(Provision for) benefit from income taxes	(487)	32,964	12,882	26,163
Net loss	$(18,159)	$(76,778)	$(110,675)	$(998,828)
Other comprehensive income (loss), net of tax:
Foreign currency translation gain (loss)	494	(941)	726	9,817
Total comprehensive loss	$(17,665)	$(77,719)	$(109,949)	$(989,011)
Net loss per common share:
Basic	$(0.25)	$(1.07)	$(1.53)	$(13.96)
Diluted	$(0.25)	$(1.07)	$(1.53)	$(13.96)
Weighted average common shares outstanding:
Basic	72,461,318	71,756,180	72,355,034	71,570,864
Diluted	72,461,318	71,756,180	72,355,034	71,570,864

(1) Amounts include related party transactions as follows:
Revenues	$47	$274	$154	$845
Cost of revenues	4	249	19	849
General and administrative	5,317	4,786	16,565	14,731
Acquisition and integration costs	815	441	2,775	5,794
Other income (expense), net	-	-	1,775	-

(2) Amounts include stock-based compensation expense as follows:
Cost of revenues	$319	$267	$913	$1,001
Selling and marketing	1,546	2,474	4,268	8,007
General and administrative	523	391	1,401	1,875
Product development	97	170	336	538
Restructuring expense	-	4,297	-	4,297

TechTarget, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	For the Nine Months Ended September 30,
	2026	2025
Operating Activities:
Net loss	$(110,675)	$(998,828)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	1,410	1,592
Amortization	76,481	77,371
Allowance for credit losses	796	986
Operating lease expense	3,420	3,958
Stock-based compensation	6,918	15,718
Deferred tax provision	(16,539)	(31,231)
Impairment of goodwill	45,006	921,600
Fair value adjustment to debt	-	1,323
Gain on sale of intangible assets to related party	(1,775)	-
Loss on disposal of intangibles	899	-
Loss on disposal of property and equipment	522	5
Net foreign exchange (gain) loss	(853)	2,752
Remeasurement of contingent consideration	36	-
Other	-	(340)
Changes in operating assets and liabilities (net of the impact of acquisitions):
Accounts receivable	2,669	(2,643)
Prepaid expenses and other current assets	(1,369)	(768)
Related party receivables	2,863	(8,472)
Accounts payable	(6,519)	(3,205)
Income taxes payable	(962)	(2,180)
Accrued expenses and other current liabilities	(5,944)	(8,254)
Accrued compensation expenses	(2,140)	6,693
Operating lease assets and liabilities with right of use	(6,979)	(4,713)
Contract liabilities	11,066	20,768
Contingent consideration	(43)	-
Other assets (liabilities)	(349)	732
Related party payables	551	11,720
Net cash provided by (used in) operating activities	(1,510)	4,584
Investing activities:
Purchases of property and equipment, and other capitalized assets	(2,416)	(212)
Purchases of intangible assets	(14,806)	(12,350)
Purchase of investments	-	(291)
Sale of assets to related party	1,775	-
Acquisitions of businesses, net of acquired cash	(1,536)	(1,350)
Sale of investments	-	76,795
Net cash provided by (used in) investing activities	(16,983)	62,592
Financing activities:
Tax withholdings related to net share settlements	(26)	(629)
Proceeds from related party long term debt	13,377	135,000
Issuance of common stock from restricted stock awards	-	1
Contingent consideration settlement	(246)	-
Proceeds from sale of common stock under employee stock purchase program	114	-
Repayment of related party long term debt	-	(15,000)
Repayment of convertible notes	-	(417,033)
Net cash provided by (used in) financing activities	13,219	(297,661)
Effect of exchange rate changes on cash and cash equivalents	(59)	803
Net decrease in cash and cash equivalents	(5,333)	(229,682)
Cash and cash equivalents at December 31	40,626	275,983
Cash and cash equivalents at September 30	$35,293	$46,301
Supplemental disclosure of cash flow information:
Cash paid for taxes, net	$4,065	$6,083
Cash paid for interest on related party long term debt	$5,844	$6,732

TechTarget, Inc.

Reconciliation of Net Loss to Adjusted EBITDA and Net Loss Margin to Adjusted EBITDA Margin

($ in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues	$119,222	$122,286	$341,418	$346,116
Net loss	$(18,159)	$(76,778)	$(110,675)	$(998,828)
Interest (income) expense, net	2,076	2,539	6,343	6,315
Provision for (benefit from) income taxes	487	(32,964)	(12,882)	(26,163)
Depreciation	277	529	1,410	1,592
Amortization	25,603	25,762	76,481	77,371
EBITDA	$10,284	$(80,912)	$(39,323)	$(939,713)
Stock-based compensation	2,485	3,302	6,918	11,421
Other (income) expense, net	373	(652)	(1,048)	7,629
Impairment of goodwill	-	80,252	45,006	921,600
Restructuring costs	-	12,412	(382)	12,412
Acquisition and integration costs	5,418	8,204	29,766	32,343
Remeasurement of contingent consideration	-	-	36	-
Adjusted EBITDA	$18,560	$22,606	$40,973	$45,692
Net loss margin	(15.2)%	(62.8)%	(32.4)%	(288.6)%
Adjusted EBITDA margin	15.6%	18.5%	12.0%	13.2%

TechTarget, Inc.

Reconciliation of Net cash provided by (used in) operating activities to Free Cash Flow and Adjusted Free Cash Flow

($ in thousands)

	For the Nine Months Ended September 30,
	2026	2025
Net cash provided by (used in) operating activities	$(1,510)	$4,584
Purchases of property and equipment, and other capitalized assets	(2,416)	(212)
Purchases of intangible assets	(14,806)	(12,350)
Free Cash Flow	$(18,732)	$(7,978)
Restructuring costs paid	2,472	-
Acquisition and integration costs	29,766	32,343
Acquisitions of business, net of acquired cash	1,536	1,350
Adjusted Free Cash Flow	$15,042	$25,715

TechTarget, Inc.

Segment Information

($ in thousands)

	Three Months Ended September 30, 2026			Three Months Ended September 30, 2025			Nine Months Ended September 30, 2026			Nine Months Ended September 30, 2025
	Brand to Demand	Intelligence & Advisory	Total Segments	Brand to Demand	Intelligence & Advisory	Total Segments	Brand to Demand	Intelligence & Advisory	Total Segments	Brand to Demand	Intelligence & Advisory	Total Segments
Revenues	$87,756	$31,466	$119,222	$90,043	$32,243	$122,286	$248,813	$92,605	$341,418	$249,194	$96,922	$346,116
Direct expenses (1)	(17,184)	(3,670)	(20,854)	(13,456)	(2,407)	(15,863)	(47,164)	(8,416)	(55,580)	(41,517)	(8,147)	(49,664)
Indirect expenses (2)	(28,927)	(18,708)	(47,635)	(34,486)	(19,588)	(54,074)	(85,075)	(57,706)	(142,781)	(96,815)	(59,951)	(156,766)
Segment operating income	$41,645	$9,088	$50,733	$42,101	$10,248	$52,349	$116,574	$26,483	$143,057	$110,862	$28,824	$139,686
Unallocated expenses:
Unallocated direct expenses (3)			(9,438)			(3,018)			(17,200)			(8,922)
Unallocated indirect expenses (4)			(25,579)			(30,845)			(93,388)			(98,330)
Depreciation			(192)			(304)			(1,167)			(904)
Amortization			(25,329)			(25,168)			(75,138)			(76,222)
Impairment of goodwill			-			(80,252)			(45,006)			(921,600)
Restructuring costs			-			(12,412)			382			(12,412)
Acquisition and integration costs			(5,418)			(8,204)			(29,766)			(32,343)
Remeasurement of contingent consideration			-			-			(36)			-
Reported operating loss			$(15,223)			$(107,854)			$(118,262)			$(1,011,047)

	Three Months Ended March 31, 2025			Three Months Ended June 30, 2025			Three Months Ended December 31, 2025
	Brand to Demand	Intelligence & Advisory	Total Segments	Brand to Demand	Intelligence & Advisory	Total Segments	Brand to Demand	Intelligence & Advisory	Total Segments
Revenues	$71,790	$32,097	$103,887	$87,361	$32,582	$119,943	$100,498	$40,177	$140,675
Direct expenses (1)	(11,812)	(3,019)	(14,831)	(16,249)	(2,721)	(18,970)	(19,146)	(8,072)	(27,218)
Indirect expenses (2)	(31,913)	(20,015)	(51,928)	(30,416)	(20,348)	(50,764)	(25,444)	(16,475)	(41,919)
Segment operating income	$28,065	$9,063	$37,128	$40,696	$9,513	$50,209	$55,908	$15,630	$71,538
Unallocated expenses:
Unallocated direct expenses (3)			(1,079)			(4,825)			(3,314)
Unallocated indirect expenses (4)			(34,743)			(32,742)			(29,990)
Depreciation			(299)			(301)			(562)
Amortization			(25,483)			(25,571)			(25,188)
Impairment of goodwill			(459,100)			(382,248)			(9,900)
Restructuring costs			-			-			(2,243)
Acquisition and integration costs			(9,328)			(14,811)			(14,221)
Remeasurement of contingent consideration			-			-			(925)
Reported operating loss			$(492,904)			$(410,289)			$(14,805)

1 Direct expenses in both operating segments represent costs directly incurred in generating revenues, including editorial and consulting costs, third-party and advertising spend, freelance contractor expenses, website hosting and other direct IT costs, sales commissions, event and venue expenses, directly attributable travel and related costs, and bad debt provisions.

2 Indirect expenses in both operating segments reflect costs not directly attributable to revenue generation. These consist primarily of salaries and other personnel-related costs, office and facility expenses and related overheads, accounting, legal and other professional fees, product development expenditure, and amortization and depreciation attributable to the segments.

3 Unallocated Direct expenses include selected marketing and promotional costs, commissions, travel and entertainment expenses, allowance for credit losses, and other similar items that are not attributable to individual operating segments. Accordingly, these expenses are excluded from the assessment of segment performance.

4 Unallocated Indirect expenses primarily include personnel and related costs of central functions, facility and related overhead expenses, and accounting, legal, and other professional fees. These costs are not considered in assessing operating segment performance.